UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)     June 23, 2003
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                             The Alpine Group, Inc.
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               (Exact name of registrant as specified in charter)

        Delaware                   1-9078                   22-1620387
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(State or other jurisdiction     (Commission               (IRS Employer
    of incorporation)            File Number)            Identification No.)

       One Meadowlands Plaza, East Rutherford, New Jersey           07073
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           (Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code  (201) 549-4400
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          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE.

         On June 23, 2003, The Alpine Group, Inc. ("Alpine") announced that it had completed a private placement of shares of a new issue of Series A Convertible Preferred Stock to its directors and certain of its officers for $380 per share, or an aggregate of $3.1 million. Alpine also announced that it had commenced an exchange offer whereby the holders of its Common Stock may exchange their shares for a new issue of Alpine's 6% Subordinated Notes. Alpine further announced that, after the completion of this exchange offer, it intends to offer to holders of its Common Stock the right to subscribe for shares of Series A Convertible Preferred Stock in proportion to their ownership of Common Stock.

         The press release announcing these transactions is included as Exhibit
99.1 hereto and is incorporated by reference into this Item 5.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c) Exhibits. The following document is filed as an exhibit to this report:

                  99.1     Press release



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  THE ALPINE GROUP, INC.
                                       -----------------------------------------
                                                    (Registrant)

            June 23, 2003       /s/ David A. Owen
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               Date            David A. Owen
                               Senior Vice President and Chief Financial Officer


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                                  EXHIBIT INDEX


         EXHIBIT

         99.1     Press release